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                                                                  Exhibit (d)(4)

                       BILATERAL AGREEMENT FOR EXCHANGE
                                      OF
                            PROPRIETARY INFORMATION

     THIS AGREEMENT is made and entered into this 28th day of July 2000, between DIRECTV ENTERPRISES, INC., a Delaware corporation, acting on behalf of itself and each of its subsidiaries, (collectively, "DIRECTV"), having an office and place of business at 2230 East Imperial Highway, El Segundo, California 92045; and TELOCITY INC., a Delaware corporation, (TELOCITY), having an office and place of business at ___________________.

                                   RECITALS

     The purpose of this Agreement is to provide for the exchange between DIRECTV and TELOCITY (referred to individually as a "Party" and collectively as the "Parties") of information which is considered confidential and proprietary. The purpose of the exchange is to enable the Parties to hold discussions and conduct evaluations and/or negotiations concerning business and technical information related to broadband services. DIRECTV is hereby executing this Agreement on behalf of itself and each of its subsidiaries, who shall collectively be deemed to be a Party to and bound by the provisions of this Agreement.

                                   AGREEMENT

     Accordingly, in consideration of the mutual protection of each Party's proprietary data, the Parties agree as follows:

     1. As used hereafter,the term "Diclosing Party" shall mean the Party which is disclosing proprietary information, and the term "Receiving Party" shall mean the Party to which proprietary information is disclosed.

     2. For the purposes of this Agreement, "Proprietary Information" shall be defined as information, whether disclosed orally or in writing, of any nature in any form, including without limitation all writings, memoranda, copies, reports, papers, surveys, analyses, drawings, letters, computer printouts, computer programs, computer applications, specifications, customer data, trade secrets, business methods, business processes, business techniques, business plans, data, graphs, charts, sound recordings and/or pictorial reproductions which have been identified at or about the time of disclosure as proprietary by the Disclosing Party.

















































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  3. Upon receiving Proprietary Information, the Receiving Party shall keep in strict confidence and not disclose to any person or entity not bound by this Agreement any of the Disclosing Party's Proprietary Information except as otherwise provided by the terms and conditions of this Agreement. The Receiving Party shall not use such Proprietary Information except for the purposes identified above without the prior approval of the Disclosing Party.

  4. The Receiving Party shall not be liable for disclosure or use of any Proprietary information if the same:

     (a) is in or enters the public domain, other than by breach of this Agreement, prior to such disclosure by the Receiving Party;

     (b) is known to the Receiving Party at the time of first receipt, or thereafter becomes known to the Receiving Party prior to or subsequent to such disclosure without similar restrictions from a source other than the Disclosing Party, as evidenced by written records; or

     (c) is developed by the Receiving Party independently of any disclosure hereunder as evidenced by written records.

  5. The receiving Party will make Proprietary Information of the Disclosing Party available only to those of its employees having a "need to know" in order to carry out their functions in connection with the purpose stated in the recitals hereof. The Receiving Party agrees to advise such employees of the obligation of confidentiality hereunder and shall require such employees to use the same degree of care as is used with that Party's own Proprietary Information. The Receiving Party shall not mechanically copy or otherwise reproduce Proprietary Information except to permit internal evaluation consistent with such purposes. Each of such copies or reproductions shall contain the same proprietary marking as the original.

  6. The disclosure of Proprietary Information hereunder shall not be construed as granting either a license under any patent, patent application, or copyright, or any right of ownership in said Proprietary Information, nor shall such disclosure constitute any representation, warranty, assurance, guarantee or inducement by the Disclosing Party with respect to infringement of patents or other rights of others.

  7. Should the Receiving Party be required to disclose Proprietary Information received hereunder by order of a governmental agency, legislative body, or court of competent jurisdiction, the Receiving Party shall promptly notify the Disclosing Party thereof, and, upon the request of the latter, shall reasonably cooperate with the Disclosing Party (at the Disclosing Party's expense) in contesting such disclosure. If after such contest disclosure is still required, then the Receiving Party shall request confidential treatment of such information from such governmental agency, legislative body, or court. Except in connection with failure to discharge responsibilities set forth in the preceding sentence, neither Party shall be liable in damages for any disclosures pursuant to such governmental, legislative, or judicial order.


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   8.  All Proprietary Information in tangible form of expression which has been delivered or thereafter created by copy or reproduction pursuant to this Agreement shall be and remain the property of the Disclosing Party. All such Proprietary Information and any and all copies and reproductions thereof shall, within thirty (30) days of written request by the Disclosing Party, be either promptly returned to the Disclosing Party or destroyed at the Disclosing Party's direction. In the event of such requested destruction, the Receiving Party shall provide to the Disclosing Party written certification of compliance therewith within thirty (30) days of such written request.

   9. This Agreement shall control in lieu of and notwithstanding any proprietary or restrictive legends or statements inconsistent with this Agreement which may be associated with any particular information disclosed hereunder.

   10. This Agreement contains the entire understanding between the Parties with respect to the safeguarding of said Proprietary Information, supersedes all prior communications and understandings with respect thereto, and shall inure to the benefit of and be binding upon all parent, subsidiary, affiliated, and successor organizations of the Parties. This Agreement shall be interpreted, construed, and enforced in accordance with the internal laws of the State of California.

   11. Neither Party makes any representation or warranty regarding the Proprietary Information disclosed hereunder. Accordingly, each Party acknowledges that the other is not responsible or liable for any business decisions made by either Party in reliance upon disclosures made during any meetings between the Parties or in reliance on any results of the discussions, evaluations and/or negotiations.

   12. Unless and until a written definitive agreement concerning the transactions contemplated by the Agreement ("Transaction") has been executed by a duly authorized officer of both Parties, neither Party nor any of its affiliates will have any liability or obligation to the other with respect to the Transaction, whether by virtue of this Agreement, any other written or oral expression with respect to the Transaction or otherwise.

   13. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CLAIM OR DEMAND BY ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT OR USE OF ANY INFORMATION DISCLOSED PURSUANT HERETO, NOR FOR ANY AMOUNT REPRESENTING LOSS OF PROFIT, LOSS OF BUSINESS OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   14. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this Agreement shall be binding upon the faxing by each party of a signed signature page thereof to the other party.


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     15.  This Agreement shall continue to govern the exchange of information for five (5) years after the date of this Agreement; however, each obligation created pursuant to this Agreement will survive the termination of this Agreement.


DIRECTV ENTERPRISES, INC.                       TELOCITY INC.

By:    /s/ Steven Cox                           By:    /s/ Thomas Obenhuber
       ---------------------------                     -------------------------

Name:  Steven Cox                               Name:  Thomas Obenhuber
       ---------------------------                     -------------------------

Title: EVP                                      Title: SVC Corporate
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